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                        EX-10.3(a)
                 Amendment to Loan Documents


                           AMENDMENT TO LOAN DOCUMENTS

            This Amendment to Loan Documents (this "Amendment") is entered into this ___ day of March, 2000, between Media Outsourcing, Inc., a Delaware corporation, formerly known as Direct Sales International, Inc. ("Borrower"), and Coast Business Credit, a division of Southern Pacific Bank ("Lender"), with respect to the following:

            A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 28, 2000 (as amended from time to time, the "Loan Agreement"), and executed and/or delivered other agreements, documents and instruments in connection therewith (collectively with the Loan Agreement, the "Loan Documents").

            B. Effective February 14, 2000, Borrower has merged with Media Outsourcing, LLC, a Delaware limited liability company, and DSI Communications, LLC, a Delaware limited liability company, with Borrower as the surviving entity and the new name "Media Outsourcing, Inc."

            NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

            1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Loan Agreement.

            2. Corporate Name Change. Each of the Loan Documents is hereby amended to delete the words "Direct Sales International, Inc." wherever they appear and to substitute therefor the words "Media Outsourcing, Inc."

            3. Actions By Borrower. Borrower represents and warrants to Lender that Borrower has taken all steps necessary or appropriate, in its state of incorporation and in each state in which Borrower is qualified to do business, to change its name from "Direct Sales International, Inc." to "Media Outsourcing, Inc." Borrower further represents and warrants that it has the full right to use the name "Media Outsourcing, Inc." without infringing on the rights of any Person.

            4. Further Assurances. Concurrently herewith, Borrower shall execute and deliver to Lender any amendments to financing statements and fixture filings and such further agreements, instruments and documents as are reasonably requested by Lender to carry out the intent and purposes of this Amendment.

            5. Reaffirmation. Except as amended by the terms herein, the Loan Documents remain in full force and effect in accordance with their terms.

            6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            7. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.


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            8. Attorneys' Fees; Costs. Borrower agrees to pay, on demand, all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

                                    Media Outsourcing, Inc., f/k/a Direct Sales
                                    International, Inc.

                                    By: /s/ Tim Ledwick
                                       _________________________________________

                                    Title: Secretary
                                          ______________________________________


                                    Coast Business Credit, a division of
                                    Southern Pacific Bank

                                    By: /s/ Lawrence Placik
                                       _________________________________________

                                    Title: Vice President
                                          ______________________________________


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